UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2022

SmartRent, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39991	85-4218526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8665 E. Hartford Drive, Suite 200 Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(844) 479-1555

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SMRT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 21, 2022, SmartRent, Inc., a Delaware corporation (the “Company”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Atlas Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), SightPlan Holdings, Inc., a Delaware corporation (“SightPlan”), and Joseph Westlake, solely in his capacity as the representative of the SightPlan securityholders (the “Representative”). SightPlan provides a real estate operating platform that offers automated answering, resident engagement, field service and maintenance management, inspections management, and due diligence and audit management to real estate owners and managers.

The transaction signed on March 21, 2022 and closed on March 22, 2022 (the “Closing”), as Merger Sub merged with and into SightPlan (the “Merger”) pursuant to the terms of the Merger Agreement. SightPlan survived the Merger as a wholly owned subsidiary of the Company. At the Closing, the Company paid $135.0 million in cash for SightPlan, subject to certain customary purchase price adjustments provided for in the Merger Agreement.

The Merger Agreement includes representations, warranties and covenants of the parties that are customary for a transaction of this nature. The Merger Agreement also contains certain indemnification obligations with respect to breaches of representations and warranties and certain other specified matters.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

A copy of the Merger Agreement will be timely filed as an exhibit to an upcoming periodic report in accordance with applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). The Merger Agreement will be filed to provide investors with information regarding its terms and is not intended to provide any factual information about the Company, Merger Sub, SightPlan or the Representative. The representations, warranties and covenants in the Merger Agreement were made only for the purpose of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement as of specific dates. Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications and may therefore not be complete. The representations, warranties and covenants in the Merger Agreement may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or SightPlan or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.02. Results of Operations and Financial Condition.

On March 24, 2022, the Company issued a press release announcing its financial results for the fourth quarter, and fiscal year ended, December 31, 2021. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including the information in Exhibit 99.1 attached hereto pertaining to this Item 2.02, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01. Regulation FD Disclosure.

On March 24, 2022, the Company also issued a press release announcing the execution and consummation of the Merger, as described above. A copy of that press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including the information in Exhibit 99.2 attached hereto pertaining to this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01 (including Exhibit 99.2).

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1 Press release, dated March 24, 2022, announcing SmartRent, Inc.’s financial results for the fourth quarter and fiscal year ended December 31, 2021.

99.2 Press release, dated March 24, 2022, announcing SmartRent, Inc.’s execution of an Agreement and Plan of Merger providing for its acquisition of SightPlan Holdings, Inc.

104 Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2022

SMARTRENT, INC.

By:	/s/ Lucas Haldeman
Name:	Lucas Haldeman
Title:	Chief Executive Officer